Exhibit 99

                     FORM 4 JOINT FILER INFORMATION

Name:			Second Crystal Diamond, Limited Partnership

Address:		601 Clearwater Park Road
			West Palm Beach, Florida 33401

Designated Filer:	Lowell W. Paxson

Issuer and
  Ticker Symbol:	Paxson Communications Corporation (PAX)

Date of Event
  Requiring Statement:	November 13, 2003